Exhibit 4.1

Ontario

Ministry of Government and Consumer Services
Ministère des Services gouvernementaux et des Services aux consommateurs

Certificate of Amendment

Business Corporations Act

Certificat de modification

Loi sur les sociétés par actions

ATS CORPORATION

Corporation Name / Dénomination sociale

1561410

Ontario Corporation Number / Numéro de société de l'Ontario

This is to certify that these articles are effective on

La présente vise à attester que ces statuts entreront en vigueur le

November 21, 2022 / 21 novembre 2022

V. Quintanilla W.

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Amendment is not complete without the Articles of Amendment

Certified a true copy of the record of the Ministry of Government and Consumer Services.

V. Quintanilla W.

Director/Registrar

Ce certificat de modification n'est pas complet s'il ne contient pas les statuts de modification

Copie certifiée conforme du dossier du ministère des Services gouvernementaux et des Services aux consommateurs.

V. Quintanilla W.

Directeur ou registrateur

BCA—Articles of Amendment—ATS CORPORATION—OCN:1561410—November 21, 2022 Ministry of Government and Consumer Services Articles of Amendment Business Corporations Act Corporation Name (Date of Incorporation/Amalgamation) ATS AUTOMATION TOOLING SYSTEMS INC. (April 01, 2003) 1. The name of the corporation is changed to: ATS CORPORATION 2. The number of directors or the minimum/maximum number of directors are amended as follows: Not amended 3. The articles are amended as follows: A. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter “None”: Not amended B. The classes and any maximum number of shares that the corporation is authorized to issue: Not amended C. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors’ authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter “Not Applicable”: Not amended The endorsed Articles of Amendment are not complete without the Certificate of Amendment. Certified a true copy of the record of the Ministry of Government and Consumer Services. Director/Registrar, Ministry of Government and Consumer Services Page 1 of 3

BCA—Articles of Amendment—ATS CORPORATION—OCN:1561410—November 21, 2022 D. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter “None”: Not amended E. Other provisions: Not amended 4. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. 5. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on: November 01, 2022 The articles have been properly executed by the required person(s). The endorsed Articles of Amendment are not complete without the Certificate of Amendment. Certified a true copy of the record of the Ministry of Government and Consumer Services. Director/Registrar, Ministry of Government and Consumer Services Page 2 of 3

BCA—Articles of Amendment—ATS CORPORATION—OCN:1561410—November 21, 2022 Supporting Information—Nuans Report Information Nuans Report Reference # 121691155 Nuans Report Date September 12, 2022 The endorsed Articles of Amendment are not complete without the Certificate of Amendment. Certified a true copy of the record of the Ministry of Government and Consumer Services. Director/Registrar, Ministry of Government and Consumer Services Page 3 of 3

For Ministry Use Only A l’usage exclusive du ministére Ontario Corporation Number Numéro de la société en Ontario 1561410 1. Ministry of Consumer an Ontario Business Services CERTIFICATE This is to certify that these articles are effective on Ministere des Services aux com et aux enterptices CERTIFICATE Cool APRIL 01 AVRIL 2003 Form 4 Business Corporations Act Formule numero 4 Loi sur les societies par actions Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 Director/ Direct Business Corporation Act ARTICLES OF AMALGAMATION STATUTS DE FUSION 1. The name of the amalgamated corporation is: Dénomination sociale de la société issue de lä fusion: ATS AUTOMATION TOOLING SYSTEMS INC. 2. The address of the registered office is: Adresse du siège social: 250 Royal Oak Road, P.O. Box 32100, Preston Centre (-Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro, ou numéro de la R.R. et, s’il s’agit d’un édifice à bureaux, numéro du bureau) CAMBRIDGE, Ontario (Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste) N3H5M2 (Postal Code/Code postal) 3. Number (or minimum and maximum number) of directors is: Nombre (ou nombres minimal et maximal) d’administrateurs: MINIMUM - ONE (1) MAXIMUM- TEN (10) 4. The director(s) is/are: First name, initials and surname Prénom, initiales et nom de famille Administrateur(s): Address for service, giving Street & No. or R.R. No., Municipality and Postal Code Domicile elu, y compris la rue et le numero ou le numero de la R.R., le nom de la municipalite et le code postal Resident Canadian State Yes or No Resident Canadien Oui/Non KLAUS D. WOERNER 36 Kraft Drive, R.R. #1 WATERLOO, Ontario N2J 4G8 Yes RONALD J. JUTRAS 621 Sandringham Drive WATERLOO, Ontario N2K 3N9 Yes LAWRENCE G. TAPP 3513 Homewood Lane LONDON, Ontario N6P 1K3 Yes RICHARD H. CAMPBELL 5 Seawall’s Hill YORK VILLAGE, Maine, USA 03909-5103 No ROBERT FERCHAT 4089 Summit Court MISSISSAUGA, Ontario LSL 3C2 Yes

1A. 4. continued First name, initials and surname Prenom, initiales et nom de famille Address for service, giving Street & No. or R.R. No., Municipality and Postal Code Domicile elu, y compris la rue et le numero ou le numero de la R.R., le nom de la municipalite et le code postal Resident Canadian State Yes or No Resident Canadien Oui/Non ROBERT C. TIVY 10330 Quail Crown Drive NAPLES, Florida, USA 34119 No ROBERT W. LUBA 37 Sunny Dene Crescent TORONTO, Ontario M4N 3JS Yes Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111

2 5. A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below. A) Les actionnaires de chaque societe qui fusionne ont dument adopte la convention de fusion conformement au paragraphe 176 (4) de la Loi sur les societes par actions a la date mentionnee ci-dessous. Check A or B Cocher A ou B B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below. The articles of amalgamation in substance contain the provisions of the articles of incorporation of B) Les administrateurs de chaque societe qui fusionne ont approuve la fusion par voie de resolution conformement a I’article 177 de la Loi sur les societies par actions a la date mentionnee ci-dessous. Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutes de ATS AUTOMATION TOOLING SYSTEMS INC. and are more particularly set out in these articles. et sont enonces textuellement aux presents statuts. Names of amalgamating corporations Denomination sociale des societas qui fusionnent Ontario Corporation Number Numero de Ia societe en Ontario Date of Adoption/Approval Date d’adoption ou d’approbation ATS AUTOMATION TOOLING SYSTEMS INC. 1465671 March 26, 2003 CANADIAN INDUCTION PROCESSING LTD. 1420973 March 26, 2003 ATS TEST SYSTEMS INC. 879497 March 26, 2003 ATS OMEX INC. 1471342 March 26, 2003 MICRO PRECISION PLASTICS LTD. 1081430 March 26, 2003 Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111

3. 6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limit, s’il y a lieu, imposees aux activites commerciates ou aux pouvoirs de Ia societe. None 7. The Classes and any maximum number of shares that the corporation is authorized to issue: Categories et nombre maximal, s’il y a lieu, d’actions que la societe est autorisee s emettre: The Corporation is authorized to issue an unlimited number of common shares. Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111

4. 8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: · Droits, privileges, restrictions et conditions, s’il y a lieu, rattaches a chaque categorie d’actions et pouvoirs des administrateurs relatifs a chaque categorie d’actions qui peut etre emise en serie: 1. The rights, privileges, restrictions and conditions attaching to the common shares are as follows: (a) Payment of Dividends The holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation. (b) Participation upon Liquidation, Dissolution or Winding-Up In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the common shares, be entitled to participate rateably in any distribution of the assets of the Corporation. (c) Voting Rights The holders of the common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one (1) vote in respect of each common share held at all such meetings. Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111

5. 9. The issue, transfer or ownership of shares is/ is not restricted and the restrictions (if any) are as follows: L’emission, le transfert ou la propriete d’actions est/ n’est pas resfreint Les restrictions, s’il y a lieu, sont les suivantes: Not Applicable, 10. Other provisions, (if any): Autres dispositions, s’il y a lieu: Without limiting in any manner the powers of the directors of the Corporation under the Business Corporations Act, as now enacted or hereafter amended, repealed and re-enacted or replaced, the directors of the Corporation may, without authorization of the shareholders, authorize the Corporation by authentic deed, for the purpose of securing any bonds, debentures or debenture stock which it is by law entitled to issue, to hypothecate, mortgage or pledge any property, movable or immovable, present or future, which it may own in Quebec. 11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule “A” Les declarations exigees aux termes du paragraphe 178(2) de Ia Loi sur les societes par actions constituent I’annexe “A”. 12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule “B” Une copie de Ia convention de fusion ou les resolutions des administrateurs (selon Je cas) constitue(nt) l’annexe “B” Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111

6. These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire. Names of the amalgamating corporations and signatures and descriptions of office of their proper officers. Denomination sociale des societes qui fusionnent. signature et fonction de leurs dirigeants regulierement designes. · ATS AUTOMATION TOOLING SYSTEMS INC. Per: Ronald J. Jutras (Executive Vice President, Chief Financial Officer and Secretary) Per: Bruce Seeley (Vice-President) CANADIAN INDUCTION PROCESSING LTD. Per: Ronald J. Jutras (Secretary) Per: Bruce Seeley (Vice-President) ATS TEST SYSTEMS INC. Per: Klaus D. Woerner (Chairman of the Board and CEO) Per: Ronald J. Jutras (Secretary-Treasurer ATS OMEX INC. Per: Ronald J. Jutras (Secretary) Per: Bruce Seeley (Vice-President) MICRO PRECISION PLASTICS LTD. Per: Ronald J. Jutras (Secretary and Chief Financial Officer) Per: Bruce Seeley (Vice-President) Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111

SCHEDULE A I, RONALD J. JUTRAS, of the City of Waterloo, in the Regional Municipality of Waterloo, Ontario, hereby certify and state as follows: 1. This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (the “Act”). 2. I am the Executive Vice President, Chief Financial Officer and Secretary and a director of ATS Automation Tooling Systems Inc. (“ATS”) and as such have knowledge of its affairs. 3. I am the Secretary and a director of Canadian Induction Processing Ltd., I am the Secretary-Treasurer and a director of ATS Test Systems Inc., I am the Secretary and a director of ATS OMEX Inc., and I am the Secretary and Chief Financial Officer and a director of Micro Precision Plastics Ltd., all of which are wholly-owned subsidiaries of ATS, (the “Subsidiaries”) and as such have knowledge of their affairs. 4. I have conducted such examinations of the books and records of ATS and the Subsidiaries (the “Amalgamating Corporations”) as are necessary to enable me to make the statements hereinafter set forth. 5. There are reasonable grounds for believing that, (i) each of the Amalgamating Corporations is and the corporation to be formed by their amalgamation will be able to pay its liabilities as they become due, and (ii) the realizable value of such amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes. 6. There are reasonable grounds for believing that no creditor of any of the Amalgamating Corporations will be prejudiced by the amalgamation. 7. Based on the statements made above neither of the Amalgamating Corporations is obligated to give notice to any creditor. This Statement is made this 26th day of March, 2003.
Ronald J. Jutras

SCHEDULE B ATS AUTOMATION TOOLING SYSTEMS INC. (the “Corporation”) DIRECTORS’ RESOLUTIONS 1. AMALGAMATIONS WHEREAS Canadian Induction Processing Ltd., ATS Test Systems Inc., ATS OMEX Inc. and Micro Precision Plastics Ltd. are wholly-owned subsidiaries (the “Subsidiaries”) of and have agreed to amalgamate with the Corporation pursuant to subsection 177(1) of the Ontario Business Corporations Act; RESOLVED THAT: (a) The amalgamation of this Corporation and the Subsidiaries under the Ontario Business Corporations Act, pursuant to subsection 177(1) thereof be and the same is hereby approved; (b) Subject to the endorsement of a Certificate of Amalgamation pursuant to subsection 178(4) of the Ontario Business Corporations Act, and without affecting the validity of the incorporation and existence of the Corporation under its articles of incorporation and of any act done thereunder, all shares of the capital of each of the Subsidiaries, including all shares which have been issued and are outstanding at the date hereof, shall be and the same are hereby cancelled without any repayment of capital in respect thereof; (c) The by-laws of the amalgamated corporation shall be the same as the by-laws of the Corporation; (d) Except as may be prescribed, the articles of amalgamation of the amalgamated corporation shall be the same as the articles of the Corporation; (e) No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and (f) The proper officers of the Corporation be and they are hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing.

2. BANKING RESOLVED THAT: (a) Any two of (i) the President and Chief Executive Officer, (ii) the Executive Vice President, Chief Financial Officer and Secretary, or (iii) the Corporate Treasurer of the Corporation be and they are hereby authorized to establish bank accounts in the name and on behalf of the Corporation with any bank, either within or without Canada, as the said officers may deem necessary or advisable, and in connection therewith to execute said bank’s regular corporate resolution forms which are incorporated by reference in and made a part of this resolution, the execution of such forms by two of such officers to be conclusive evidence of the approval thereof by the Corporation’s board of directors, and the Executive Vice President, Chief Financial Officer and Secretary is directed to place a copy of each corporate resolution form so executed in the records of the Company immediately following this resolution; (b) Any two of (i) the President and Chief Executive Officer, (ii) the Executive Vice President, Chief Financial Officer and Secretary, or (iii) the Corporate Treasurer of the Corporation, acting together and by their joint signatures, shall be the authorized signatories on any such bank accounts established in the name and on behalf of the Corporation; (c) Any two of (i) the President and Chief Executive Officer, (ii) the Executive Vice President, Chief Financial Officer and Secretary, or (iii) the Corporate Treasurer of the Corporation, acting together, may designate any other officer or employee of the Corporation as an authorized signatory on any such bank accounts established in the name and on behalf of the Corporation if such officers deem such designation necessary or advisable, and in connection with such designation, may establish limitations on the authority of the designated signatory, including amounts or requirements for co-signers; (d) Any two of (i) the President and Chief Executive Officer, (ii) the Executive Vice President, Chief Financial Officer and Secretary, or (iii) the Corporate Treasurer of the Corporation, acting together and by their joint signatories, be and they are hereby authorized, from time to time, to borrow money in the name of the Corporation from such lenders as they deem necessary or appropriate and in the best interest of the Corporation, and upon such terms and conditions as they shall further deem necessary or appropriate for the operation of the Corporation’s business; - 2 -

(e)

The (i) Executive Vice President, Chief Financial Officer and Secretary or (ii) the Corporate Treasurer of the Corporation shall, when requested, certify the adoption of these resolutions to any bank in which an account is established together with a certificate of incumbency naming the persons-then holding the offices of the Corporation.

The resolutions herein may be executed in several counterparts, each of which counterpart shall be deemed to be an original and all of which, when taken together shall be deemed to constitute one and the same document; and
The resolutions herein may be executed by facsimile and the delivery by facsimile shall be deemed to be as effective as if executed and delivered in person.
I, Ronald J. Jutras, Executive Vice President, Chief Financial Officer and Secretary of the Corporation, hereby certify that the foregoing is a true copy of a resolution duly passed by the directors of the Corporation on March 26, 2003, and that such resolution remains in full force and effect unamended at the date hereof.
WITNESS my hand this 26th day of March, 2003
Ronald J. Jutras
Executive Vice President, Chief Financial Officer and Secretary
ATS Automation Tooling Systems Inc.

SCHEDULE B CANADIAN INDUCTION PROCESSING LTD. (the “Corporation”) DIRECTORS’ RESOLUTION WHEREAS the Corporation is a wholly-owned subsidiary of ATS Automation Tooling Systems Inc. (“ATS”) and has agreed to amalgamate with ATS and other wholly-owned subsidiaries of ATS, namely ATS Test Systems Inc., ATS OMEX Inc. and Micro Precision Plastics Ltd. (the “Other Subsidiaries) pursuant to subsection 177(1) of the Ontario Business Corporations Act; RESOLVED THAT: (a) The amalgamation of this Corporation, the Other Subsidiaries and ATS under the Ontario Business Corporations Act, pursuant to subsection 177(1) thereof be and the same is hereby approved; (b) Subject to the endorsement of a Certificate of Amalgamation pursuant to subsection 178(4) of the Ontario Business Corporations Act, and without affecting the validity of the incorporation and existence of the Corporation under its articles of incorporation and of any act done thereunder, all shares of the capital of this Corporation, including all shares which have been issued and are outstanding at the date hereof, shall be and the same are hereby cancelled without any repayment of capital in respect thereof; (c) The by-laws of the amalgamated corporation shall be the same as the by-laws of ATS; (d) Except as may be prescribed, the articles of amalgamation of the amalgamated corporation shall be the same as the articles of incorporation of ATS; (e) No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and

(f) The proper officers of the Corporation be and they are hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing. I, Ronald J. Jutras, Secretary of the Corporation, hereby certify that the foregoing is a true copy of a resolution duly passed by the directors of the Corporation on March 26, 2003, and that such resolution remains in full force and effect unamended at the date hereof. WITNESS my hand this 26th day of March, 2003 Ronald J. Jutras, Secretary Canadian Induction Processing Ltd. - 2 -